UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2021, Takung Art Co., Ltd, a Delaware corporation (the “Company”) terminated the employment between the Company and Ms. Zhihuang Yang, the Company’s Chief Executive Officer, effective immediately. On the same day, the board of directors of the Company appointed Mr. Kwok Leung Paul Li as the Company’s new Chief Executive Officer, effective immediately.

In connection with appointment, the Company and Mr. Li entered into an employment agreement, dated July 20, 2021 (the “Employment Agreement”), pursuant to which Mr. Li will receive a monthly salary of HKD 80,000 (approximately $10,310) for his services as Chief Executive Officer. His term of employment, which begins July 20, 2021, is for one year, with the first three months being his probationary period. His employment may be terminated at any time during his probationary period and thereafter upon one month’s written notice. Mr. Li may terminate his employment at any time for any reason or no reason upon three month’s advance written notice.

Mr. Li, age 35, has years of experience in the crypto project investment analysis and blockchain advisory area. In January 2021, Mr. Li co-founded Alpha Block Capital, focusing on crypto investment in early stage and incubating potential blockchain projects. In July 2015, he co-founded Minex, a company providing crypto mining machine rental services, and he had been working there since then until February 2021. From August 2018 to September 2019, Mr. Li served as a blockchain advisor at Silkchain, where he provided consulting services on blockchain development. Mr. Li received his Bachelor of Social Science from Hong Kong Shue Yan University in 2008, his Master of Social Science from Hong Kong Polytechnic University in 2014 and his Master of Arts in Christian Studies from Chinese University of Hong Kong in 2017.

There is no family relationship between Mr. Li and any of our other officers and directors. Except for the employment agreement described above, Mr. Li has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibits 10.1, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 20, 2021, by and between Takung Art Co., Ltd and Kwok Leung Paul Li

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: July 22, 2021

/s/ Tracy Chui-Kam Ng
	Name:	Tracy Chui-Kam Ng
	Title:	Chief Financial Officer